                               POWER OF ATTORNEY

The undersigned hereby make, constitute and appoint each of Andrew Devine, Jacki
Hamilton and Veena Malpani as a true and lawful attorney-in-fact with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity, or in any other capacity, including, without limitation, as applicable, in the undersigned's capacity as a director or officer), to execute, deliver and file such forms, with all exhibits thereto, documents, certificates, instruments, notices, statements, agreements and other filings relating to the ownership, beneficial or otherwise, of securities of BC Partners Lending Corporation or any of its subsidiaries or affiliates as may be required to be filed from time to time with the Securities and Exchange Commission ("SEC") with respect to: (i) Sections 13(d), 13(f) and
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, as applicable, including, without limitation, Schedule 13D, Schedule 13G, Form 13F, statements on Form 3,
Form 4 and Form 5 or any amendment thereto; (ii) any report or notice required under Rule 144 of the Securities Act of 1933, as amended, including, without limitation, Form 144, or any amendment thereto; and (iii) any and all other documents that may be necessary or appropriate in connection with or in furtherance of any of the foregoing, including, without limitation, any application for EDGAR access codes, Form ID, or any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required pursuant to Section 13(d) or Section 16(a) of the Exchange Act or any rule or regulation of the SEC, such power and authority to extend to any form or forms adopted by the SEC in lieu of or in addition to any of the foregoing; in each case, as determined by such attorney-in-fact to be necessary or appropriate. Any such determination shall be conclusively evidenced by such attorney-in-fact's execution, delivery, furnishing and/or filing of the applicable document. Each such attorney-in-fact may act separately or jointly.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall remain in effect from the date hereof until the date revoked by the undersigned in a signed writing delivered to the attorneys-
in-fact, and this Power of Attorney does not revoke or replace any other Power of Attorney that the undersigned has previously granted.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 9th day of April, 2018.

           Signature                                   Title
           ---------                                   -----

/s/ Ted Goldthorpe               Chairman, President and Chief Executive Officer
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Ted Goldthorpe

/s/ Graeme Dell                  Director, Treasurer and Chief Financial Officer
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Graeme Dell

/s/ Andrew Devine                           Chief Compliance Officer
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Andrew Devine

/s/ Alexander Duka                                  Director
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Alexander Duka

/s/ George Grunebaum                                Director
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George Grunebaum

/s/ Robert Warshauer                                Director
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Robert Warshauer